EX-23.3

                                   CONSENT OF COUNSEL

                                   Brian F. Faulkner
                            A Professional Law Corporation
                            27127 Calle Arroyo, Suite 1923
                         San Juan Capistrano, California 92675
                                   (949) 240-1361


June 1, 2004


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  GameZnFlix, Inc. - Form SB-2

Dear Sir/Madame:

I have acted as counsel to GameZnFlix, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form SB-2 relating to the registration of 150,000,000 shares of its common stock ("Shares"), $0.001 par value per Share, by a selling shareholder of the Company. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner, Esq.